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                                                                    Exhibit 10.1

                                 LEASE CONTRACT

Lessor (Party A):                Stuart Bulcraig and Jim Hong Bing    Lessee (Party B):                Shenzhen CSAV Trading Co. Ltd
Address:                         12A Blk F Portifino                  Address:                         (ILLEGIBLE)
ID Card (Business License) NO:                                        ID Card (Business License) NO:
Telephone:                                                            Telephone:

Party A has agreed to lease the house property, and Party B has agreed to accept the lease by Party A. The both parties, through friendly consultation and negotiation, have made and entered into this Agreement under the laws and regulations of country and province, whereby the both parties shall be bound to the following terms and conditions:

Article I: Party A has agreed to lease the house property, which is located in _______ district, Shenzhen City, to Party B for office purpose. The premise covers 265 square meters.

Article II: The lease term is from 1/8/06 to 31/7/09

Article III: The monthly rental for the house property amounts to Currency RMB sixty (in Word: Five per M(2)), the security deposit of Currency RMB Seventeen thousand (in Word: two hundred twenty five). The security deposit is owned by party B, and shall not be distressed for rental or property management fee. Upon/after all correlative charges are paid off, the security deposit shall be refunded to Party B at the expiration of the lease.

Article IV. Mode of Rental Payment

The rental shall be paid once a month before/on 1st day of every month, amounting to Currency RMB 17,225.00. Party B shall fulfill the rental payment under this Agreement. Where any rental arrearage, 0.5% of amount in arrear shall be surcharged as the overdue fine day by day. Where the rental payment is delayed for 30 days or longer, Party A shall have rights to cancel this Contract and evict the house property. All articles deposited in the premise by Party B shall be removed out within two days, or otherwise Party A may dispose of them as waste. Where any failure to contact by reason of Party B results in rental arrearage for over fifteen days, the penalty is the same as the above, and Party A shall be entitled to claim on the back rental, overdue fine and to deduct from the security deposit.

Article V: Within the lease term, the monthly property management fee, electricity and water bill, call fee, CATV fee, gas rates and hygienic fee shall be paid at Party B's expense.

Article VI: Within the life of this Contract, either of the parties has no right to cancel this Contract. Party B shall not sublease the house property to any third party without approval by Party A, or otherwise Party A shall have rights to forthwith terminate this Contract and to forfeit the security deposit.

Article VII: Any renewal of this Contract upon/after the expiration of the lease shall be achieved by and between the both parties through friendly consultation and negotiation. Party A shall have the priority of renewal based on the equality and the same conditions.

Article VIII: Party B shall not change any building structure and facility without any approval. If any damage and loss caused by reason of Party B's negligence or deliberately committed by Party B, Party B shall be liable for remedy and restoring the premise, or compensating for the economic loss to Party A.

Article IX: Within the lease duration, Party B shall not commit any illegal act with this house property, or otherwise Party A shall have rights to terminate this Contract, evict the house property and deduct from the security deposit.

Article X: Within life of this Contract, this Contract shall be self cancelled where any failure to execution thereof this Contract caused by force majeure.

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Article XI: Party B shall return the house property in good condition (excluding normal depreciation) to Party A upon/at termination of this Contract, or otherwise indemnify for the damage and loss.

Article XII: Parties hereto may revise or supplement the concerned matters not mentioned herein through friendly negotiation and consultation; the supplementary provision and this Contract are equally authentic.

Article XIII: Any dispute arising from or/and in connection with this Contract or execution thereof shall be settled by Party A and Party B through friendly negotiation; in case that no agreement is reached, shall be submitted to an administrative department in charge of tenancy for mediation or brought a lawsuit before People's Court.

Article XIV: This Contract is made in duplicate and executed upon signature by Party A and Party B, one copy to be each party in witness thereof and being equally authentic.

Representative for/on behalf           Representative for/on behalf
of Party A:                            of Party B:
Date: 21st June 2006                   Date: 21st JUNE 2006


/s/ Stuart Bulcraig                    /s/ ILLEGIBLE
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